UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 21, 2014
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 21, 2014, A. M. Castle & Co. (the “Company”) entered into Amendment No. 1 to Loan and Security Agreement (the “Amendment”), by and among the Company, Advanced Fabricating Technology, LLC, Paramont Machine Company, LLC, Total Plastics, Inc., A. M. Castle & Co. (Canada) Inc., the financial institutions from time to time party to the Loan Agreement as lenders, and Wells Fargo Bank, National Association, in its capacity as agent (“Agent”).
As previously disclosed, the Company, certain subsidiaries of the Company as Borrowers and Guarantors, the financial institutions from time to time party thereto as lenders and the Agent entered into that certain Loan and Security Agreement, dated as of December 15, 2011 (the “Loan Agreement”). The terms of the Loan Agreement permit the Company from time to time to request an increase of the original $100 million revolving commitment by an aggregate amount of up to $50 million (the “Accordion”).
By the Amendment, the Company partially exercised the Accordion to increase the aggregate commitments under its revolving credit facility by $25 million. As a result of the Company’s partial exercise, borrowing capacity under the Loan Agreement increased from $100 million to $125 million, subject to a borrowing base, and the Company remains entitled to request a further increase under the Accordion by an aggregate amount not greater than $25 million. All other terms of the Loan Agreement remain unchanged.
The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by the complete text of Amendment No. 1, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description

Exhibit 10.1
Amendment No. 1 to Loan and Security Agreement, dated as of January 21, 2014, by and among A. M. Castle & Co., Advanced Fabricating Technology, LLC, Paramont Machine Company, LLC, Total Plastics, Inc., A. M. Castle & Co. (Canada) Inc., the financial institutions from time to time party to the Loan Agreement as lenders, and Wells Fargo Bank, National Association, in its capacity as agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

January 23, 2014	By: /s/ Scott F. Stephens
Scott F. Stephens
Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

Exhibit 10.1
Amendment No. 1 to Loan and Security Agreement, dated as of January 21, 2014, by and among A. M. Castle & Co., Advanced Fabricating Technology, LLC, Paramont Machine Company, LLC, Total Plastics, Inc., A. M. Castle & Co. (Canada) Inc., the financial institutions from time to time party to the Loan Agreement as lenders, and Wells Fargo Bank, National Association, in its capacity as agent.
EX-1-

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